Exhibit 10.2

Execution Copy

                       Supplemental Stock Option Agreement

 Pursuant to the Nexity Financial Corporation Incentive Stock Compensation Plan

      This SUPPLEMENTAL STOCK OPTION AGREEMENT (this "Agreement") is made as of the ______ day of ________________, 1999, by Nexity Financial Corporation, a Delaware corporation, and ________________________ ("Holder").

                                   WITNESSETH:

      The Company has determined that it is in the best interests of the Company and its shareholders to encourage ownership in the Company by qualified employees, officers, and members of the Board of Directors of the Company or other individuals as may be determined, thereby providing additional incentive for them to continue in the employ of or to provide services to the Company or its affiliates. To that end, a Supplemental Stock Option is granted by the Board of Directors to Holder pursuant, and subject to, the Company's Incentive Stock Compensation Plan (the "Plan") on the following terms and conditions:

                                    SECTION I
                                  DEFINED TERMS

      Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

                                   SECTION II
                   OPTIONS, OPTION PRICE AND TIME OF EXERCISE

      Effective as of the date hereof, the Company grants to Holder, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the presently authorized but unissued common stock ("Common Stock"), of the Company at the purchase price per share set forth as the option price in Exhibit A.

      The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Holder delivers to the Company a fully executed counterpart hereof. Thereafter, the Option shall be granted as of such effective date and the Option shall be exercisable in accordance with the exercise schedule set forth on Exhibit A, subject to any termination, acceleration or change in such exercise schedule set forth in this Agreement apart from Exhibit A.

      Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the Option may be terminated as hereinafter provided. If Holder does not purchase the full number of shares to which he is entitled in any one year, he may purchase such shares in the next year specified in the exercise schedule hereto, in addition to the shares which he is otherwise entitled to purchase in the next year.

                                   SECTION III
                         EXERCISE PROCEDURE; WITHHOLDING

      Holder shall exercise the Option by notifying the Company of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased.

Such purchase price shall be payable in cash, in Common Stock or in a combination of cash and Common Stock. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as determined by the Board of Directors at the time of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company.

      The Company will, as soon as is reasonably possible, notify the Holder of the amount of withholding tax, if any, that must be paid under federal, state and local law due to exercise of the Option. The Company shall have no obligation to deliver certificates for the shares purchased until Holder pays to the Company the amount of withholding specified in the Company's notice in cash or in Common Stock. Alternatively, Holder may direct the Company to withhold that number of shares of Common Stock (valued according to the procedures set forth in this section on the date of withholding) sufficient to satisfy such obligation subject to the minimum statutory rate.

                                   SECTION IV
                        TERMINATION OF EMPLOYMENT/SERVICE

      If Holder's employment (or other service not including service as a member of the Company's Board of Directors) with the Company terminates for Cause, the Option, to the extent not previously exercised, will terminate on the date of such termination of employment (or service). If Holder's employment (or other service including service as a member of the Company's Board of Directors) with the Company terminates for reasons other than (a) termination that is for Cause,
(b) termination by reason of Total and Permanent Disability or (c) death, this Option under the Plan may be exercised not later than 90 days after such termination, but may be exercised only to the extent the Option was exercisable on the date of termination, and in no event after ten (10) years from the date of granting thereof. Except as may be otherwise provided in this Agreement, the Option granted hereunder shall not be affected by any change of employment or service (including service on the Board of Directors) so long as the Holder continues to be employed by or provide services to the Company.

      "Cause" shall mean, as determined only by the Board of Directors, in its sole discretion exercised in a nondiscriminatory manner, (i) the continued failure of the Holder to substantially perform his duties to the Company (other than any such failure resulting from Total and Permanent Disability), (ii) the engaging by the Holder in willful, reckless or grossly negligent misconduct which is determined by the Board of Directors to be materially injurious to the Company or any of its affiliates, monetarily or otherwise, or (iii) the Holder's pleading guilty to or conviction of a felony.

                                    SECTION V
                            ACCELERATION OF EXERCISE

      (a) Retirement And Total And Permanent Disability. If Holder should incur a Total and Permanent Disability while holding this Option, this Option shall become fully exercisable as to all shares subject to it and may be exercised at any time within 365 days following the date of such disability. If Holder should retire with the written consent of the Company, this Option shall become fully exercisable as to all shares and shall expire on the 90th day after such retirement, but in no event after the Expiration Date set forth on Exhibit A.

      (b) Death. If Holder should die while holding this Option, this Option may be exercised at any time within 365 days following the date of death. Such Option may be exercised by the beneficiary designated by the Holder on Exhibit B hereto, in accordance with Section X hereto, or, if no beneficiary is designated on Exhibit B, by the executor or administrator of the Holder's estate, but in no event after the earlier of (i) the date 365 days following the Holder's date of death, or (ii) the Expiration Date set forth on Exhibit A hereto.


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

      (c) Change of Control. This Option shall become fully exercisable upon the circumstances stated in Section 2.4 of the Plan.

                                   SECTION VI
                      NON-ASSIGNABILITY AND TERM OF OPTION

      The Option shall not be transferrable or assignable by the Holder, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Holder's lifetime, only by him or, during periods of legal disability, by his legal representative. No Option shall be subject to execution, attachment, or similar process.

      In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will employ Holder for any period of time or in any position or for any particular compensation.

                                   SECTION VII
                            RIGHTS OF HOLDER IN STOCK

      Neither Holder, nor his successor in interest, shall have any of the rights of a shareholder of the Company with respect to shares subject to the Option until such shares are issued by the Company following the exercise of the Option.

                                  SECTION VIII
                                    NOTICES

      Any notice to be given hereunder shall be in writing and shall be addressed to the Company, at 2100 South Bridge Parkway, Suite 650, Birmingham, Alabama 35209, attention David E. Long, and any notice to be given to the Holder shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three (3) days of sending such notice enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

                                   SECTION IX
                      SUCCESSORS OR ASSIGNS OF THE COMPANY

      The Option shall be binding upon and shall inure to the benefit of any successor of the Company.

                                    SECTION X
                                  MISCELLANEOUS

      (a) Designation of Beneficiary. The Holder shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Holder's death. Such designation under this Agreement may be revoked by the Holder at any time and a new beneficiary may be designated by the Holder by execution and submission to the Board of Directors of a revised Exhibit B to this Agreement. In order to be effective, a designation of


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

            beneficiary must be completed by the Holder on Exhibit B and received by the Board of Directors, or its designee, prior to the date of the Holder's death. In the absence of such designation, the Holder's beneficiary shall be the legal representative of the Holder's estate.

      (b) Incapacity of Holder or Beneficiary. If any person entitled to a distribution under this Agreement is deemed by the Board of Directors to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, unless and until an election or claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Board of Directors may provide for such election or distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Board of Directors, the Company and the Plan therefor.

      (c) Incorporation of the Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, such terms and provisions shall control in the event of any inconsistency between the Plan and this Agreement.

      (d) Gender. Reference to the masculine herein shall be deemed to include the feminine, wherever appropriate.

      (e) Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

      (f) Restrictions on Transfer. Neither this Option nor the securities to be issued pursuant hereto have been registered for sale under the Securities Act of 1933 or any state law. The shares of common stock to be issued pursuant to this Option will be issued pursuant to exemptions from registration under such laws and may not be sold or otherwise transferred by the Holder absent such registration or an appropriate exemption from registration.

      (g) Regulatory Capital Requirements. The Employee hereby agrees that all Options subject to this Agreement, to the extent not exercised, may be canceled at any time by the Company, or the Employee may be required to exercise such Options, to the extent they may be exercised, in accordance with Section 4.9 of the Plan.


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

      IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Holder as of the date and year first written above.

Holder:___________________________________       NEXITY FINANCIAL CORPORATION
                                                    a Delaware corporation


Address:_____________________________________         By:_______________________
                                                             David E. Long
                                                             Its: President


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

                                    EXHIBIT A

                       SUPPLEMENTAL STOCK OPTION AGREEMENT
                  PURSUANT TO THE NEXITY FINANCIAL CORPORATION
                        INCENTIVE STOCK COMPENSATION PLAN

1.    Date of Grant:               ___________________________________________

2.    Holder:                      ___________________________________________

3.    Number of Shares:                   ______________ shares of Common Stock

4.    Option Price Per Share:      One Dollar ($1.00)

5.    Exercise Schedule:               Twenty-five  percent (25%) of the Options
subject to this Agreement shall first be exercisable on the Date of Grant stated above and twenty-five percent (25%) of the Options subject to this Agreement shall thereafter be exercisable on each anniversary date of the Date of Grant specified above until the Options are fully exercisable.

6.    Expiration Date: Ten years from the Date of Grant stated above.


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

                                    EXHIBIT B

                       DESIGNATION OF BENEFICIARY FOR THE
                       SUPPLEMENTAL STOCK OPTION AGREEMENT
                  PURSUANT TO THE NEXITY FINANCIAL CORPORATION
                        INCENTIVE STOCK COMPENSATION PLAN

Name of Holder:
                ----------------------------------------------

Original Date of Agreement:
                            ----------------------------------

If I shall cease to be employed or engaged as a director by the Company by reason of my death, or if I shall die after I have terminated my employment or engagement with the Company but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to ___________________ as my primary beneficiary, or to ____________________________, as may secondary beneficiary if my primary beneficiary is unable to accept transfer, in the manner provided for in the Plan and the Agreement.

______________________________________



______________________________________
Date


Receipt acknowledged by:

______________________________________

______________________________________
Date


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